Exhibit 99.1

FOR IMMEDIATE RELEASE

Centennial Resource Development Announces Commitments for
$910 Million Private Placement of Equity

DENVER, CO, December 5, 2016 (GLOBE NEWSWIRE) — Centennial Resource Development, Inc. together with its affiliates (“CDEV”, “Centennial” or the “Company”) (NASDAQ: CDEV, CDEVW), today announced that it has entered into agreements to issue and sell $910 million of equity securities to third-party investors in a private placement, including its previously announced agreement to issue and sell to an affiliate of Riverstone Holdings LLC (“Riverstone”) up to $500 million of equity securities.  Centennial expects to use a portion of the net proceeds from the offering to fully fund its pending acquisition of the upstream assets of Silverback Exploration, LLC and the remaining portion of the net proceeds for general corporate purposes.

Third-party investors other than Riverstone will purchase $480 million of CDEV Class A common stock at $14.54 per share.  Riverstone and affiliated funds will purchase $430 million in a combination of CDEV Class A common stock and convertible preferred shares at the common equivalent of $14.54 per share.  The preferred shares will automatically convert into shares of Class A common stock upon the approval of the Company’s stockholders of such conversion at a special meeting of stockholders to be held for such purpose.  Holders of the preferred shares will not be entitled to a preferred dividend, but will be entitled to participate in dividends payable on the common stock. The preferred shares will also have a liquidation preference of $0.0001 per share and holders will be entitled to participate with common stockholders in distributions upon liquidation.

The closing of the equity issuance is expected to occur on or before December 30, 2016 and is subject to certain closing conditions, including the closing of the Silverback acquisition and other customary closing conditions.

Citigroup Global Markets Inc. acted as placement agent to Centennial.  Weil, Gotshal & Manges LLP acted as legal counsel to Centennial.  Latham & Watkins LLP acted as legal counsel to Riverstone.

About Centennial Resource Development, Inc.

Centennial Resource Development, Inc., is an independent oil and natural gas company focused on the development and acquisition of unconventional oil and associated liquids-rich natural gas reserves in the Permian Basin. The Company’s assets and operations, which are held and conducted through Centennial Resource Production, LLC, are concentrated in the Delaware Basin, a sub-basin of the Permian Basin. For additional information about the Company, please visit www.cdevinc.com.

About Riverstone Holdings LLC

Riverstone Holdings LLC is an energy and power-focused private investment firm founded in 2000 by David M. Leuschen and Pierre F. Lapeyre, Jr. with over $34 billion of capital raised.  Riverstone conducts buyout and growth capital investments in the exploration & production, midstream, oilfield services, power, and renewable sectors of the energy industry.  With offices in New York, London, Houston, and Mexico City, Riverstone has committed over $33 billion to more than 120 investments in North America, Latin America, Europe, Africa, and Asia.

No Offer or Solicitation

This communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed transactions or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws.  Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions.  The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.  Forward-looking statements may include, for example, statements about the benefits of the transaction described in this communication; the future financial performance of Centennial following the transaction; changes in Centennial’s reserves and future operating results; and expansion plans and opportunities.  These forward-looking statements are based on information available as of the date of this communication, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties.  Accordingly, forward-looking statements should not be relied upon as representing Centennial’s views as of any subsequent date, and Centennial does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.  You should not place undue reliance on these forward-looking statements.  As a result of a number of known and unknown risks and uncertainties, Centennial’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements.  Some factors that could cause actual results to differ include Centennial’s ability to recognize the anticipated benefits of the transaction, which may be affected by, among other things, competition and the ability of Centennial to grow and manage growth profitably following the transaction; changes in applicable laws or regulations; the possibility that Centennial may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties indicated in Centennial’s public filings with the Securities and Exchange Commission.

Contact:

Hays Mabry

Director, Investor Relations

(713) 357-1393

ir@cdevinc.com

SOURCE Centennial Resource Development, Inc.